NASB Financial, Inc.

                     NEWS RELEASE

Contact:  Rhonda Nyhus
          Vice President and Treasurer
          NASB Financial, Inc.
          12498 South 71 Highway
          Grandview, MO  64030
          Phone (816) 765-2200


FOR IMMEDIATE RELEASE: NASB Financial, Inc. Declares Cash Dividend on Common Stock and Announces Stock Buy-Back
     Grandview, Missouri (October 24, 2006) - At its board meeting on October 24, 2006, the Board of Directors of NASB Financial, Inc. (NASDAQ:NASB), declared a cash dividend on common stock of $0.225 per share, payable on November 24, 2006, to stockholders of record November 3, 2006.
     Also on October 24, 2006, the company's Board of Directors approved spending up to $4 million to buy-back share of the company's common stock on the open market. Such repurchases will be made at management's discretion and whenever management deems market conditions as favorable.
     NASB Financial, Inc. is a unitary thrift holding company for North American Savings Bank, F.S.B. ("North American" or the "Bank"). North American operates five offices in greater Kansas City, Missouri and others in Harrisonville, St. Joseph, and Excelsior Springs, Missouri. The Bank also has loan origination offices in Lee's Summit and Springfield, Missouri as well as Overland Park and Leawood, Kansas.